Monte Rosa Therapeutics Reports First Quarter 2022 Financial Results and Business Updates

– Presented Preclinical Data at AACR Annual Meeting Supporting Clinical Development of MRT-2359 as Potent and Selective GSPT1-directed Molecular Glue Degrader in Solid Tumors; Company on Track to File Investigational New Drug (IND) Application Mid-year –

– Initiated Research with École Polytechnique Fédérale de Lausanne (EPFL); Collaboration to Broaden Monte Rosa’s AI Capabilities –

BOSTON, May 11, 2022 – Monte Rosa Therapeutics, Inc. (NASDAQ: GLUE), a biotechnology company developing novel molecular glue degrader (MGD)-based medicines, today reported business highlights and financial results for the first quarter, ended March 31, 2022.

“Our first quarter was marked by exciting progress across our pipeline of molecular glue degraders and our proprietary QuEEN™ platform,” said Markus Warmuth, M.D., CEO of Monte Rosa. “Last month, we presented compelling preclinical data underscoring the therapeutic potential of MRT‑2359 as a potent inducer of degradation of GSPT1 in Myc-driven solid tumors, and we look forward to submitting our IND for MRT-2359 in mid-2022. We are also thrilled to work with Professor Bruno Correia and the world experts at EPFL to further realize the potential of our proprietary AI engine to identify next-generation molecular glue degraders that can eliminate therapeutically relevant proteins previously considered undruggable.”

FIRST QUARTER 2022 & RECENT HIGHLIGHTS

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Presented preclinical data highlighting potential of GSPT1-directed molecular glue degrader MRT-2359 to target Myc-driven cancers. The data were featured in a poster presentation at the American Association for Cancer Research (AACR) Annual Meeting 2022 in New Orleans. Collectively, the data support the clinical development of MRT-2359 in Myc-driven solid tumors, with an initial focus in non-small cell lung cancer (NSCLC) and small cell lung cancer (SCLC).

•
Initiated research collaboration with Dr. Correia and the Laboratory of Protein Design & Immunoengineering at EPFL. The collaboration integrates Monte Rosa’s AI engine with EPFL’s MaSIF (Molecular Surface Interaction Fingerprinting) technology. This combination will uniquely accelerate Monte Rosa’s ability to identify both novel Cereblon-based MGDs and novel E3 ligases to target therapeutically relevant proteins.

UPCOMING MILESTONES & DATA PRESENTATIONS

•
Submission of IND application to the U.S. Food and Drug Administration (FDA) for MRT‑2359 expected in mid-2022

•
Initiation of at least one additional lead optimization program expected in 2022

UPCOMING INVESTOR EVENTS

Monte Rosa will be participating in the following upcoming investor conferences:

•
UBS Global Healthcare Conference, May 23-25
•
Jefferies Global Healthcare Conference, June 8-10
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Wells Fargo Healthcare Conference, Sept. 7-9

FIRST QUARTER 2022 FINANCIAL RESULTS

Research and Development (R&D) Expenses: R&D expenses for the first quarter of 2022 were $17.9 million, compared to $9.3 million for the first quarter of 2021. These increases were due to the expansion of research and development activities, including the advancement of MRT-2359 toward clinical development, the development the company’s QuEEN platform and discovery and lead optimization efforts of its preclinical programs, as well as increased headcount and laboratory-related expenses due to the company’s continued growth as a research and development organization. R&D expenses included non-cash stock-based compensation of $1.2 million for the first quarter of 2022, compared to $0.1 million for the same period in 2021.

General and Administrative (G&A) Expenses: G&A expenses for the first quarter of 2022 were $6.4 million compared to $2.2 million for the first quarter of 2021. The increase in G&A expenses was a result of increased headcount and expenses in support of the company’s growth and operations as a public company. G&A expenses included non-cash stock-based compensation of $1.1 million for the first quarter of 2022, compared to $0.2 million for the same period in 2021.

Net Loss: Net loss for the first quarter of 2022 was $23.9 million, compared to $12.3 million for the first quarter of 2021.

Cash Position and Financial Guidance: Cash, cash equivalents, restricted cash and marketable securities as of March 31, 2022, were $322.5 million, compared to cash, cash equivalents and restricted cash of $351.4 million as of December 31, 2021. The decrease primarily related to cash used to fund operations of $27.4 million and cash used to purchase laboratory equipment of $1.7 million, partially off-set by proceeds from the exercise of stock options of $0.2 million. The company expects that its cash and cash equivalents will be sufficient to fund planned operations and capital expenditures into late 2024.

About Monte Rosa

Monte Rosa Therapeutics is a biotechnology company developing a portfolio of novel molecular glue degrader medicines. These medicines are designed to employ the body’s natural mechanisms to selectively eliminate therapeutically relevant proteins. The company has developed a proprietary protein degradation platform, called QuEEN™ (Quantitative and Engineered Elimination of Neosubstrates), that enables it to rapidly identify protein targets and molecular glue degrader, or MGD, product candidates that are designed to eliminate therapeutically relevant proteins in a highly selective manner. The company’s drug discovery platform combines diverse and proprietary chemical libraries of small molecule protein degraders with in-house proteomics, structural biology, AI/machine learning-based target selection and computational chemistry capabilities to predict and obtain protein degradation profiles. For more information, visit www.monterosatx.com.

Forward-Looking Statements
This communication includes express and implied “forward-looking statements,” including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements include all statements that are not historical facts, and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in herein include, but are not limited to, statements about our product development activities, including our expectations around MRT-2359 and the ongoing development of our QuEEN™ platform, and the advancement of our pipeline and the various products therein, our expectations of timing for filing our IND for MRT-2359, our ability to initiate and the timing of initiation of additional lead optimization programs, and our expectations regarding our collaboration with EPFL. By their nature, these statements are subject to numerous risks and uncertainties, including the impact that the current COVID-19 pandemic will have on our development activities and operations, as well as those risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the US Securities and Exchange Commission, and any subsequent filings, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. You should not rely upon forward looking statements as predictions of future events. Although our management believes that the expectations reflected in our statements are reasonable, we cannot guarantee that the future results, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Recipients are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made and should not be construed as statements of fact. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, any future presentations or otherwise, except as required by applicable law. Certain information contained in these materials and any statements made orally during any presentation of these materials that relate to the materials or are based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data to be reliable as of the date of these materials, we have not independently verified, and make no representations as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of our internal estimates or research and no reliance should be made on any information or statements made in these materials relating to or based on such internal estimates and research.

Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)
	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$138,305	$346,071
Marketable securities	178,858	—
Prepaid expenses and other current assets	3,203	2,595
Total current assets	320,366	348,666
Property and equipment, net	13,396	12,325
Operating lease right-of-use assets	6,910	—
Restricted cash	5,333	5,338
Total assets	$346,005	$366,329
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,511	$6,558
Accrued expenses and other current liabilities	6,455	10,080
Current portion of operating lease liability	1,524	—
Total current liabilities	12,490	16,638
Defined benefit plan liability	2,183	2,176
Operating lease liability	5,457	—
Total liabilities	$20,130	$18,814
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 500,000,000 shares authorized, 46,854,535 shares issued and 46,630,711 shares outstanding as of March 31, 2022; and 500,000,000 shares authorized, 46,794,295 shares issued and 46,535,966 shares outstanding as of December 31, 2021	5	5
Additional paid-in capital	473,970	471,566
Accumulated other comprehensive loss	(2,133)	(2,021)
Accumulated deficit	(145,967)	(122,035)
Total stockholders’ equity	325,875	347,515
Total liabilities and stockholders’ equity	$346,005	$366,329

Consolidated Statement of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)
	Three months ended March 31,
	2022	2021
Operating expenses:
Research and development	$17,915	$9,273
General and administrative	6,387	2,231
Total operating expenses	24,302	11,504
Loss from operations	(24,302)	(11,504)
Other income (expense):
Interest and other income, net	149	6
Foreign currency exchange gain, net	96	182
Gain on disposal of fixed assets	125	—
Changes in fair value of preferred stock tranche obligations, net	—	(960)
Total other income (expense)	370	(772)
Net loss	$(23,932)	$(12,276)
Provision for pension benefit obligation	34	136
Unrealized loss on available-for-sale securities	(146)	—
Comprehensive loss	$(24,044)	$(12,140)

Net loss attributable to common stockholders	$(23,932)	$(12,276)
Net loss per share attributable to common stockholders—basic and diluted	$(0.51)	$(7.18)
Weighted-average number of shares outstanding used in computing net loss per common share—basic and diluted	46,595,782	1,709,227

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Contacts:

Investors
Michael Morabito, Solebury Trout

ir@monterosatx.com

Media
Dan Budwick, 1AB
dan@1abmedia.com